DEATH BENEFIT OPTION 1


Development of Policy Value

---------------------------------------------------------------------------------------------------

 (A)  Policy Value at the End of Year 4, Month 12                                       $ 16,875.32

 (B)  Plus Premium Paid in Year 5                                                          4,500.00

 (C)  Minus Premium Load                                                                     316.50
      [(5% * $2,375) + (2% * $2,125)] + [(1.25% + 2.20%) * $4,500]1
                                                                                     ---------------

 (D)  Policy Value at the Beginning of Year 5, Month 1                                  $ 21,058.82
      [ A + B - C ]

 (E)  Minus COI Charges                                                                       14.50
      (Net Amount of Risk2 divided by 1,000) times COI rate

 (F)  Minus Monthly Administrative Charge 28.00

 (G)  Minus Asset Based Charge 11.21 [ A * 0.000664]

 (H)  Plus Investment Return 3 87.75 [ ( D - E - F - G ) * ((1+0.0513)^(1/12)-1)
      ]
                                                                                     ---------------

 (I)  Policy Value at the End of Year 5, Month 1                                        $ 21,092.86
      [ D - E - F - G + H ]

--------------------------------------------------------------------------------
1    (Sales Load + DAC Tax + Premium Tax) times Premium
2 [Death Benefit at Beginning of Month divided by NAR factor (1.03^1/12)] less Cash Value at Beginning of Month
3 Hypothetical Gross Investment Return of 6.00% less the Investement Management Fee of 0.87% equals the Net Investment Return of 5.13%



Development of Surrender Value

--------------------------------------------------------------------------------

 (J)  Policy Value at the End of Year 5, Month 1                   $ 21,092.86

 (K)  Less Surrender Charge 2,375.00 (see calculation below)
                                                                  -------------

 (L)  Surrender Value at the End of Year 5, Month 1                $ 18,717.86
      [ J - K ]




Calculation of Surrender Charge

 (1)  Target Factor                                                 $ 9.50

 (3)  Face Amount                                               250,000.00

 (4)  Surrender Charge Percentage                                     100%
                                                            ---------------

 (7)  Surrender Charge                                          $ 2,375.00



Development of Death Benefit

--------------------------------------------------------------------------------

 (M)  Policy Value at the End of Year 5, Month 1                  $ 21,092.86

 (N) Applicable Percentage 1.57
                                                             -----------------

 (O)  Minimum Death Benefit                                       $ 33,115.80
      [ M * N ]

 (P)  Death Benefit 250,000.00
                                                             -----------------

 (Q)  Death Benefit at the End of Year 5, Month 1                $ 250,000.00
      [ Maximum of O and P ]




Monthly Progression of Year 5 Values

--------------------------------------------------------------------------------------------------------------------------------


                    End of                                       Beginning                Monthly       Asset           End of
               Prior Month         Premium        Premium         of Month         COI      Admin       Based            Month
  Month       Policy Value            Paid           Load     Policy Value      Charge     Charge      Charge     Policy Value
--------------------------------------------------------------------------------------------------------------------------------
    1          $ 16,875.32      $ 4,500.00         316.50      $ 21,058.82      $14.50     $28.00      $11.21      $ 21,092.87
    2            21,092.87               -              -        21,092.87      $14.50     $28.00      $14.01      $ 21,124.25
    3            21,124.25               -              -        21,124.25      $14.49     $28.00      $14.03      $ 21,155.75
    4            21,155.75               -              -        21,155.75      $14.49     $28.00      $14.05      $ 21,187.36
    5            21,187.36               -              -        21,187.36      $14.49     $28.00      $14.07      $ 21,219.08
    6            21,219.08               -              -        21,219.08      $14.49     $28.00      $14.09      $ 21,250.91
    7            21,250.91               -              -        21,250.91      $14.49     $28.00      $14.11      $ 21,282.85
    8            21,282.85               -              -        21,282.85      $14.48     $28.00      $14.13      $ 21,314.91
    9            21,314.91               -              -        21,314.91      $14.48     $28.00      $14.15      $ 21,347.09
   10            21,347.09               -              -        21,347.09      $14.48     $28.00      $14.17      $ 21,379.38
   11            21,379.38               -              -        21,379.38      $14.48     $28.00      $14.20      $ 21,411.78
   12            21,411.78               -              -        21,411.78      $14.48     $28.00      $14.22      $ 21,444.30

--------------------------------------------------------------------

                             End of                         End of
                              Month                          Month
                  Face        Death      Surrender       Surrender
  Month         Amount      Benefit         Charge           Value
-------------------------------------------------------------------
    1         $250,000     $250,000      $2,375.00      $18,717.87
    2         $250,000     $250,000      $2,375.00       18,749.25
    3         $250,000     $250,000      $2,375.00       18,780.75
    4         $250,000     $250,000      $2,375.00       18,812.36
    5         $250,000     $250,000      $2,375.00       18,844.08
    6         $250,000     $250,000      $2,375.00       18,875.91
    7         $250,000     $250,000      $2,375.00       18,907.85
    8         $250,000     $250,000      $2,375.00       18,939.91
    9         $250,000     $250,000      $2,375.00       18,972.09
   10         $250,000     $250,000      $2,375.00       19,004.38
   11         $250,000     $250,000      $2,375.00       19,036.78
   12         $250,000     $250,000      $2,375.00       19,069.30

DEATH BENEFIT 2


Development of Policy Value

--------------------------------------------------------------------------------------------------

 (A)  Policy Value at the End of Year 4, Month 12                                      $ 16,859.66

 (B)  Plus Premium Paid in Year 5                                                         4,500.00

 (C)  Minus Premium Load                                                                    316.50
      [(5% * $2,375) + (2% * $2,125)] + [(1.25% + 2.20%) * $4,500]1
                                                                                    ---------------

 (D)  Policy Value at the Beginning of Year 5, Month 1                                 $ 21,043.16
      [ A + B - C ]

 (E)  Minus COI Charges                                                                      15.83
      (Net Amount of Risk2 divided by 1,000) times COI rate

 (F)  Minus Monthly Administrative Charge 28.00

 (G)  Minus Asset Based Charge 11.19 [ A * 0.000664]

 (H)  Plus Investment Return 3 87.68 [ ( D - E - F - G ) * ((1+0.0513)^(1/12)-1)
      ]
                                                                                    ---------------

 (I)  Policy Value at the End of Year 5, Month 1                                       $ 21,075.82
      [ D - E - F - G + H ]

--------------------------------------------------------------------------------
1    (Sales Load + DAC Tax + Premium Tax) times Premium
2 [Death Benefit at Beginning of Month divided by NAR factor (1.03^1/12)] less Cash Value at Beginning of Month
3 Hypothetical Gross Investment Return of 6.00% less the Investement Management Fee of 0.87% equals the Net Investment Return of 5.13%



Development of Surrender Value

--------------------------------------------------------------------------------

 (J)  Policy Value at the End of Year 5, Month 1                   $ 21,075.82

 (K)  Less Surrender Charge 2,375.00 (see calculation below)
                                                                 --------------

 (L)  Surrender Value at the End of Year 5, Month 1                $ 18,700.82
      [ J - K ]




Calculation of Surrender Charge

 (1)  Target Factor                                                     $ 9.50

 (3)  Face Amount                                                   250,000.00

 (4)  Surrender Charge Percentage                                         100%
                                                                 --------------

 (7)  Surrender Charge                                              $ 2,375.00



Development of Death Benefit

--------------------------------------------------------------------------------

 (M)  Policy Value at the End of Year 5, Month 1                  $ 21,075.82

 (N) Applicable Percentage 1.57
                                                                --------------

 (O)  Minimum Death Benefit                                       $ 33,089.03
      [ M * N ]

 (P)  Death Benefit 271,075.82
                                                                --------------

 (Q)  Death Benefit at the End of Year 5, Month 1                $ 271,075.82
      [ Maximum of O and P ]




Monthly Progression of Year 5 Values

---------------------------------------------------------------------------------------------------------------------------------


                    End of                                       Beginning                Monthly       Asset           End of
               Prior Month         Premium        Premium         of Month         COI      Admin       Based            Month
  Month       Policy Value            Paid           Load     Policy Value      Charge     Charge      Charge     Policy Value
---------------------------------------------------------------------------------------------------------------------------------
    1          $ 16,859.66      $ 4,500.00         316.50      $ 21,043.16      $15.83     $28.00      $11.19      $ 21,075.82
    2            21,075.82               -              -        21,075.82      $15.83     $28.00      $13.99      $ 21,105.80
    3            21,105.80               -              -        21,105.80      $15.83     $28.00      $14.01      $ 21,135.89
    4            21,135.89               -              -        21,135.89      $15.83     $28.00      $14.03      $ 21,166.08
    5            21,166.08               -              -        21,166.08      $15.83     $28.00      $14.05      $ 21,196.38
    6            21,196.38               -              -        21,196.38      $15.83     $28.00      $14.07      $ 21,226.78
    7            21,226.78               -              -        21,226.78      $15.83     $28.00      $14.09      $ 21,257.29
    8            21,257.29               -              -        21,257.29      $15.83     $28.00      $14.11      $ 21,287.91
    9            21,287.91               -              -        21,287.91      $15.83     $28.00      $14.14      $ 21,318.64
   10            21,318.64               -              -        21,318.64      $15.83     $28.00      $14.16      $ 21,349.47
   11            21,349.47               -              -        21,349.47      $15.83     $28.00      $14.18      $ 21,380.41
   12            21,380.41               -              -        21,380.41      $15.83     $28.00      $14.20      $ 21,411.46


---------------------------------------------------------------------

                              End of                         End of
                               Month                          Month
                   Face        Death      Surrender       Surrender
  Month          Amount      Benefit         Charge           Value
--------------------------------------------------------------------
    1          $250,000     $271,076      $2,375.00      $18,700.82
    2          $250,000     $271,106      $2,375.00       18,730.80
    3          $250,000     $271,136      $2,375.00       18,760.89
    4          $250,000     $271,166      $2,375.00       18,791.08
    5          $250,000     $271,196      $2,375.00       18,821.38
    6          $250,000     $271,227      $2,375.00       18,851.78
    7          $250,000     $271,257      $2,375.00       18,882.29
    8          $250,000     $271,288      $2,375.00       18,912.91
    9          $250,000     $271,319      $2,375.00       18,943.64
   10          $250,000     $271,349      $2,375.00       18,974.47
   11          $250,000     $271,380      $2,375.00       19,005.41
   12          $250,000     $271,411      $2,375.00       19,036.46